UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2010

Mitcham Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	000-25142	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 27, 2010, Mitcham Industries, Inc. (the “Company”) and First Victoria National Bank (the “Bank”) entered into the Second Amendment to Loan Agreement (the “Amendment”) which amended the Loan Agreement dated September 24, 2008 (the “Loan Agreement”). Under the Amendment, the revolving credit facility is increased to $35.0 million from $25.0 million and interest on amounts outstanding is payable monthly at the Bank’s prime rate plus 50 basis points. The maturity of the Loan Agreement is also extended to May 31, 2012 from April 30, 2011. The Company may, at its option, convert any or all balances outstanding under the revolving credit facility into a series of term notes with monthly amortization over 48 months. Amounts available for borrowing are determined by a borrowing base. The borrowing base is computed based upon certain outstanding accounts receivable, certain portions of the Company’s lease pool and any lease pool assets that are to be purchased with proceeds from the facility. The revolving credit facility and any term loan are collateralized by essentially all of the Company’s domestic assets. Up to $7.0 million of the revolving credit facility may be utilized to secure letters of credit. The Loan Agreement contains certain financial covenants that require, among other things, for the Company to maintain a debt to shareholders’ equity ratio of no more than 0.7 to 1.0, maintain a current assets to current liabilities ratio of not less than 1.25 to 1.0, and have quarterly earnings before interest, taxes, depreciation and amortization (“EBITDA”) of not less than $2.0 million. The Loan Agreement also provides that the Company may not incur or maintain indebtedness in excess of $1.0 million without the prior written consent of the Bank, expect for borrowings related to the Loan Agreement. The Company paid a commitment fee of $46,000 related to the Amendment.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company was formed under, and has previously been governed by, the Texas Business Corporation Act (the “TBCA”). Effective January 1, 2010, the TBCA ceased to apply to Texas corporations and the Texas Business Organizations Code (the “TBOC”) became applicable to all Texas corporations, including the Company. Accordingly, the Company’s Board of Directors approved an amendment and restatement of the Company’s Bylaws (the “Bylaws” and as amended and restated, the “Amended Bylaws”) on July 27, 2010 to (1) conform to terminology of the TBOC that varies from terminology used under the TBCA, (2) clarify and modernize certain provisions contained in the Company’s Bylaws, and (3) allow greater flexibility to use electronic transmissions to hold shareholder meetings and conduct voting. Below is a bulleted summary of the primary changes to the Bylaws:

Conforming to TBOC

•	The following sections were amended to remove references to the TBCA: Article I (in new Section 2); Article II, Sections 6, 9, 10, 11 and 12; Article III, Sections 7 and 12; and Article IX.

•	Article II, Section 2 was amended to reflect the TBOC’s requirements regarding the confinement of business to be conducted at special meetings of shareholders to what is stated in the meeting notice (other than procedural matters).

•	Article II, Section 7 was amended to match language in the TBOC, which requires that a list of shareholders be prepared not later than the 11th day before the date of each meeting of the shareholders. The Company’s prior Bylaws provided that the voting list be prepared at least 10 days before each shareholder meeting.

•	Article II, Section 8 was amended to conform the quorum requirement language to the provisions of the TBOC and clarify that abstentions and broker non-votes are included in the number of shares considered to be present at shareholder meetings.

•	Article II, Section 9 was amended to conform the language regarding proxies to the provisions of the TBOC.

Clarifying Changes

•	Article I was amended to add a new Section 1 for the purpose of defining “Corporation.” In addition, section headings were added in Article I to distinguish between the provisions relating to the Company’s name and offices.

•	Article II, Section 10 was amended to specify the voting standard for the election of directors and other matters, including the treatment of abstentions and broker non-votes.

•	Article III, Section 2 was amended to update and clarify the language on director tenure.

•	Article III, Section 12 was amended to clarify the Board’s authority to delegate to committees.

•	Article IV, Section 1 was amended to provide that the Chief Executive Officer may appoint other officers and agents of the Company.

•	Article IV, Section 3 was amended to remove the reference to a Board determination that an officer removal be in the best interests of the Company and to clarify the removal standards.

•	Article V, Section 1 was amended to clarify that the Company’s shares of stock may be certificated or uncertificated. In addition, additional detail regarding the content of certificates representing shares was incorporated into this section.

•	Other sections include conforming changes and other non-substantive and technical edits and updates.

Electronic Communications

•	Article II, Sections 3, 4, 7, 9 and 12 and Article III, Sections 3, 4, 5 and 7 were amended to permit (1) the holding of meetings of shareholders by remote communication and the content of related notices, (2) the electronic transmission of notices for meetings of shareholders, (3) electronically transmitted proxies and (4) electronically accessible voting lists.

Miscellaneous

•	Article II, Sections 13 and 14 were added to include specific provisions regarding the timing and content of any advance notice that a shareholder must provide to the Company to propose nominees for election as directors and other business to be voted on by shareholders at shareholder meetings. Please see “Advance Notice Provisions” below for more detail regarding these suggested revisions.

The Amended Bylaws, and a copy marked to show changes from the prior Bylaws, are included as Exhibits 3.1(i) and 3.1(ii), respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2010 Annual Meeting of Shareholders (“Annual Meeting”) on July 27, 2010 in Houston, Texas. At the Annual Meeting, shareholders were requested to (1) elect six individuals to serve on the Board of Directors until the next annual meeting of shareholders, each until their respective successors are duly elected and qualified; and (2) ratify the selection by the Audit Committee of the Board of Directors of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2011. Both proposals were described in the Company’s Notice of Annual Meeting and the Company’s Definitive Proxy Statement on Schedule 14A, which were filed with the Securities and Exchange Commission on May 28, 2010.

The following actions were taken by the Company’s shareholders at the Annual Meeting with respect to each of the proposals:

1.	Elect six individuals to serve on the Board of Directors until the next annual meeting of shareholders, each until their respective successors are duly elected and qualified. All nominees were re-elected as directors by the votes indicated:

Nominee	Voted For	Votes Withheld	Broker Non-Votes
Billy F. Mitcham, Jr.	6,290,760	334,897	2,218,896
Peter H. Blum	6,312,327	313,330	2,218,896
Robert P. Capps	6,064,560	561,097	2,218,896
R. Dean Lewis	6,272,460	353,197	2,218,896
John F. Schwalbe	6,269,460	356,197	2,218,896
Robert J. Albers	6,332,277	293,380	2,218,896

2.	Ratify the selection by the Audit Committee of the Board of Directors of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2011. Proposal 2 was approved by the votes indicated:

Voted For	Voted Against	Abstentions
8,651,685	167,597	25,271

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description
3.1 (i)	Third Amended and Restated Bylaws of Mitcham Industries, Inc. (effective July 27, 2010)
3.1(ii)	Third Amended and Restated Bylaws of Mitcham Industries, Inc. (marked to show amendments effective July 27, 2010)
10.1	Second Amendment to Loan Agreement dated July 27, 2010 by and between Mitcham Industries, Inc. and First Victoria National Bank

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

August 2, 2010	By:	Robert P. Capps

Name: Robert P. Capps
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1(i)	Third Amended and Restated Bylaws of Mitcham Industries, Inc. (effective July 27, 2010)
3.1(ii)	Third Amended and Restated Bylaws of Mitcham Industries, Inc. (marked to show amendments effective July 27, 2010)
10.1	Second Amendment to Loan Agreement dated July 27, 2010 by and between Mitcham Industries, Inc. and First Victoria National Bank